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EXHIBIT 16.0




July 17, 2001

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read item 4 of the Current Report on Form 8-K, dated July 9, 2001, of Security Asset Capital Corporation and we agree with the statements contained therein as they relate to our firm.


Very truly yours,


/s/ Pannell Kerr Forster

PANNELL KERR FORSTER
Certified Public Accountants
A Professional Corporation